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                                                                  Exhibit 10.43

                            FIFTH AMENDMENT TO LEASE

         THIS AMENDMENT made this 26th day of October, 1999, by and among 1430 L.L.C., (The Landlord), and Mindspring Enterprises, Inc., a Delaware Corporation (The Tenant).

          WHEREAS, by Agreement of Lease ("The Lease") dated August 11, 1995, amended February 6, 1996 ("The First Amendment"), amended September 25, 1996 ("The Second Amendment"), amended February 10, 1997 ("The Third Amendment"), amended June 24, 1998 ("The Fourth Amendment"), Landlord leased to Tenant that certain Premises known as Suite 400 located in the building ("The Building"), now situated on the property at 1430 West Peachtree Street, Atlanta, Fulton County, Georgia.

         NOW, THEREFORE, in consideration of the Premises and the additional terms and conditions set forth below, Landlord and Tenant hereby agree to amend said Lease as follows:

1. FIFTH EXPANSION PREMISES. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord for general office use reasonable and customary in Atlanta, Georgia, the space described below together with the non-exclusive right to use the common areas (as the same may from time to time be changed by Landlord) in common with all other Tenants of the Building and their licensees and invitees and in common with any other parties permitted by Landlord to use such areas, 8,491 rentable square feet of space located on the sixth floor of that certain building consisting of approximately 68,987 rentable square feet and commonly known as 1430 West Peachtree, Atlanta, Georgia, said space to be located as shown on the floorplans attached hereto as Exhibit "A-5" and made a part hereof by reference.

2. TERM. The Term for the fifth expansion Premises shall commence on January 1, 2000 and shall terminate at noon on July 14, 2002. Tenant shall have possession of all space except Suites 615 and 618 upon execution of the Fifth Amendment. Possession of Suites 615 and 618 shall be available when space becomes vacant but in no event later than November 30, 1999.

3. Paragraph six of the Fourth Amendment dated June 24, 1998 is hereby deleted in its entirety.

4. In the event Tenant completes a merger with EarthLink Network, Inc., Landlord conceptually approves the merger contingent upon Tenant completing any Terms or conditions of the Lease or any existing Amendments that apply to assignment.

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         EXCEPT as herein specifically provided all terms and conditions of the original Lease dated August 11, 1995, amended February 6, 1996, amended September 25, 1996, amended February 10, 1997, amended June 24, 1998, shall remain the same.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

Signed, Sealed and Delivered in the Presence of

                                           LANDLORD: 1430 L.L.C.

/s/ Shirley Baker                          By: /s/ Rex Baker
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Witness                                    Manager
/s/ Laurie Cann
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Notary Public

                                           TENANT:  MINDSPRING ENTERPRISES,
                                           INC.

/s/ KIMBERLY ADAMSON                        By: /s/ John Bushfield
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Witness                                     Vice President, People and Places
/s/ [signature illegible]
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Notary Public